Exhibit 10.9
                                                                Execution Copy


                           1996 AMENDATORY AGREEMENT


     This Agreement, dated as of the 4th day of December, 1996, is entered into by and between Connecticut Yankee Atomic Power Company ("Connecticut Yankee" or

"Seller") and The Connecticut Light and Power Company ("Purchaser").

     For good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed as follows:

1.   Basic Understandings
     --------------------

     Connecticut Yankee was organized in 1962 to provide for the supply of power to its sponsoring utility companies, including the Purchaser

(collectively the "Purchasers").  It constructed a nuclear electric generating unit, having a net capability of approximately 582 megawatts electric (the

"Unit") at a site in Haddam Neck, Connecticut.  Connecticut Yankee was issued a full-term, Facility Operating License for the Unit by the Nuclear Regulatory

Commission (which, together with any successor agencies, is hereafter called the "NRC"), which license is now stated to expire on June 29, 2007.  The Unit has been in commercial operation since January 1, 1968.

     The Unit was conceived to supply economic power on a cost of service formula basis to the Purchasers.  Connecticut Yankee and the Purchaser are

arties to a Power Contract dated as of July 1, 1964 ("Initial Power Contract").

Pursuant to the Initial Power Contract and other similar contracts

(collectively, the "Initial Power Contracts") between Connecticut Yankee and the other Purchasers, Connecticut Yankee contracted to supply to the Purchasers all of the capacity and electric energy available from the Unit for a term of thirty (30) years following January 1, 1968.

     Connecticut Yankee an the Purchaser are also parties to an

Additional Power Contract, dated as of April 30, 1984 ("Additional Power

Contract").  The Additional Power Contract and other similar contracts

(collectively, the "Additional Power Contracts") between Connecticut Yankee and the other Purchasers, Connecticut Yankee contracted to supply to the

Purchasers all of the capacity and electric energy available from the Unit for a term of thirty (30) years following January 1, 1968.

     Connecticut Yankee and the Purchaser are also parties to an

Additional Power Contract, dated as of April 30, 1984 ("Additional Power

Contract").  The Additional Power Contract and other similar contracts

(collectively, the "Additional Power Contracts") between Connecticut Yankee and the other Purchasers provide for an operative term stated to commence on January 1, 1998 (when the Initial Power Contracts terminate) and extending until a date (the "End of Term Date") which is 30 days after the later of the date on which the last of the financial obligations of Connecticut Yankee has been extinguished or the date on which Connecticut Yankee is finally relieved of any obligations under the last of the licenses (operating or possessory)

which it holds, or hereafter receives, from the NRC with respect to the Unit.

The Additional Power Contracts also provide, in the event of their earlier cancellation, for the survival of the decommissioning cost obligation and for the applicable provisions thereof to remain in effect to permit final billings of costs incurred prior to such cancellation.

     Pursuant to the Power Contract and the Additional Power Contract, the

Purchaser is entitled and obligated to take its entitlement percentage of the capacity and net electrical output of the Unit during the service life of the

Unit and is obligated to pay therefore monthly its entitlement percentage of

Connecticut Yankee's cost of service, including decommissioning costs, whether or not the Unit is operated.

     Connecticut Yankee and the Purchaser are also parties to a 1987

Supplementary Power Contract, dated as of April 1, 1987 ("1987 Supplementary

Power Contract").  The 1987 Supplementary Power Contract and other similar contracts (collectively, the "1987 Supplementary Power Contracts") between

Connecticut Yankee and the other Purchasers restate and supersede earlier

Supplementary Power Contracts and Agreements Amending Supplementary Power

Contracts between Connecticut Yankee and the Purchasers.  Pursuant to the

1987 Supplementary Power Contracts, the Purchasers make monthly certain supplementary payments to Connecticut Yankee during the terms of the Initial

Power Contracts and Additional Power Contracts.

     On December 4, 1996, the board of directors of Connecticut Yankee,

after conducting a thorough review of the economics of continued

operation of the Unit for the remainder of the economics of continued

operation of the Unit for the remainder of the term of the Facility

Operating License for the Unit in light of other alternatives available to Connecticut Yankee and the Purchasers, determined that the Unit should be permanently shut down effective December 4, 1996.  The

Purchaser concurs in that decision.

     As a consequence of the shutdown decision, Connecticut Yankee and the Purchaser propose at this time to amend the 1987 Supplementary Power

Contract and Additional Power Contract in various respects in order to clarify and confirm provisions for the recovery under said contracts of the full costs previously incurred by Connecticut Yankee in providing power from the Unit during its useful life and of all costs of decommissioning the Unit, including the costs of maintaining the Unit in a safe condition following the shutdown and prior to its

decontamination and dismantlement.

     Connecticut Yankee and each of the other Purchasers are entering into agreements which are identical to this Agreement except for necessary changes in the names of the parties.

2.   Parties' Contractual Commitments
     --------------------------------
     Connecticut Yankee reconfirms its existing contractual obligations to protect the Unit, to maintain in effect certain insurance and to prepare for and implement the decommissioning of the Unit in accordance with applicable aws and regulations.  Consistent with public safety, Connecticut Yankee shall use its best efforts to accomplish the shutdown of the Unit, the protection and any necessary maintenance of the Unit after shutdown and the decommissioning of the Unit in a cost-effective manner and shall use its best efforts to ensure that any required storage and disposal of the nuclear fuel remaining in the reactor at shutdown and all spent nuclear fuel or other radioactive materials resulting from operating of the Unit are accomplished consistent with public health and safety considerations and at the lowest practicable cost.  The Purchaser reconfirms its obligations under its Initial

Power Contract, Additional Power Contract and 1987 Supplementary Power Contract

to pay its entitlement percentage of Connecticut Yankee's costs as deferred payment in connection with the capacity and net electrical output of the Unit previously delivered by Connecticut Yankee and agrees that the decision to shut down the Unit described in Section 1 hereof does not give rise to any cancellation right under Section 9 of the Initial Power Contract or Section 10 of the Additional Power Contract.

     Except as expressly modified by this Agreement, the provisions of the

Additional Power Contract and the 1987 Supplementary Power Contract remain in full force and effect, recognizing that the mutually accepted decision to shut down the Unit renders moot those provisions which by their terms relate solely to continuing operation of the Unit.

3.   Amendment of Payment Provisions of Additional Power Contract
     ------------------------------------------------------------
     and 1987 Supplementary Power Contract
     -------------------------------------

     A.   Section 2 of the Additional Power Contract is hereby amended by deleting the first two paragraphs thereof and by inserting in lieu thereof the following.

                 This contract shall become effective upon receipt by the Purchaser of notice that Connecticut Yankee has entered into Additional Power Contracts, as contemplated by Section 1 above, with each of the other Purchasers. The operative term of this contract shall commence on such date as may be authorized by the FERC as may be authorized by the FERC and shall terminate on the date (the "End of Term Date") which is the later to occur of (i) 30 days after the date on which the last of the financial obligations of Connecticut Yankee which constitute elements of the payment calculated pursuant to Section 7 of this contract has been extinguished by Connecticut Yankee, or (ii) 30 days after the date on which Connecticut Yankee is finally relieved of all obligations under the last of any licenses (operating and/or possessory) which it now holds from, or which may hereafter be issued to it by, the NRC with respect to the Unit under applicable provisions of the Atomic Energy Act of 1954, as amended from time to time (the "Act").

     B.   The second paragraph of Section 4 of the Additional Power Contract is amended by deleting the phrase "Second Supplementary Power Contracts" wherever it appears and inserting in lieu thereof the phrase "1987 Supplementary Power

Contracts".

     C.   The first paragraph of Section 7 of the Additional Power Contract is amended to read as follows:

          With respect to each month commencing on or after the commencement of the operative term of this contract, whether or not this contract continues fully or partially in effect, the Purchaser will pay Connecticut Yankee as deferred payment for the capacity and output of the Unit provided to the Purchaser by Connecticut Yankee prior to the permanent shutdown of the Unit on December 4, 1996, to the extent not otherwise paid in accordance with the Power Contract, but without duplication:

     D.   The eighth paragraph of Section 7 of the Additional Power Contract is amended by changing the period at the end to a comma and inserting:

          , but including for purposes of this contract:

          (i)  with respect to each month until the commencement of

               decommissioning of the Unit, the Purchaser's entitlement

               percentage of all expenses related to the storage or disposal of nuclear fuel or other radioactive materials, and all expenses related to protection and maintenance of the Unit during such period, including to the extent applicable all of the various sorts of expenses included in the definition of "Decommissioning

               Expenses", to the extent incurred during the period prior to the commencement of decommissioning;

          (ii) with respect to each month until expenses associated with disposal of pre-April 7, 1983 spent nuclear fuel have been fully covered by amounts which have been collected from Purchasers and paid to a segregated fund as contemplated by Section 8 of the 1987 Supplementary Power Contract, dated as of April 1,

               1987, between Connecticut Yankee and the Purchaser, as amended

               (the "1987 Contract"), the Purchaser's entitlement percentage of previously uncollected expenses associated with disposal of such prior spent nuclear fuel, as determined in accordance with

               Section 10 of the 1987 Contract; and

         (iii) with respect to each month until End of License Term, the

               Purchaser's entitlement percentage of monthly amortization of

               (a) the amount of any unamortized deferred expenses, as

               permitted from time to time by the Federal Energy Regulatory

               Commission or its successor agency, plus (b) the remaining unamortized amount of Connecticut Yankee's investment in plant,

               nuclear fuel and materials and supplies and other assets.

               Such amortization shall be accrued at a rate sufficient to amortize fully such unamortized deferred expenses and

               Connecticut Yankee's investments in plant, nuclear fuel and materials and supplies or other assets over a period

               extending to June 29, 2007, provided, that if during any

               calendar month ending on or before December 31, 2000 either of the following events shall occur:  (a) Connecticut Yankee

               shall become insolvent or (b) Connecticut Yankee shall be

               unable, from available cash or other sources, to meet when due during such month its obligations to pay principal,

               interest, premium (if any) or other less with respect to any of its indebtedness of money borrowed, then Connecticut Yankee may adjust upward the accrual for amortization of the

               unrecovered investment for such month to an amount

               not exceeding the applicable maximum level specified in

               Appendix A hereto, provided that concurrently therewith the net

               Unit investment shall be reduced by an amount equal to the amount of such adjustment.

          As used herein, "End of License Term" means June 29, 2007 or such later date as may be fixed, by amendment to the NRC Facility Operating License for the Unit, as the end of the term of the Facility Operating License.

     E.   The definitions in Section 7 of the Additional Power Contract and in Section 3 of the 1987 Supplementary Power Contract of "Total

Decommissioning Costs" and "Decommissioning Expenses" are hereby amended to read as follows:

          "Total Decommissioning Costs" for any month shall mean the sum of (x) an amount equal to all accruals in such month to any reserve, as from time to time established by Connecticut Yankee and approved by its board of directors, to provide for the ultimate payment of the Decommissioning Expenses of the Unit, plus (y), during the Decommissioning Period, the Decommissioning Expenses for the month, to the extent such Decommissioning Expenses are not paid with funds from such reserve, plus (z) Decommissioning Tax Liability for such month. It is understood (i) that funds received pursuant to clause
          (x) may be held by Connecticut Yankee or by an independent trust or other separate fund, as determined by said board of directors, (ii) that, upon compliance with applicable regulatory requirements, the amount, custody and/or timing of such accruals may from time to time during the term hereof be modified by said board of directors in its discretion or to comply with applicable statutory or regulatory requirements or to reflect changes in the amount, custody or timing of anticipated Decommissioning Expenses, and (iii) that the use of the term "to decommission" herein encompasses compliance with all requirements of the NRC for permanent cessation of operation of a nuclear facility and any other activities reasonably related thereto, including provision for the interim storage of spent nuclear fuel.

          "Decommissioning Expenses" shall include all expenses of decommissioning the Unit, and all expenses relating to ownership and protection of the Unit during the Decommissioning Period, and shall also include the following:

          (1) All costs and expenses of any NRC-approved method of removing the Unit from service, including without limitation: dismantling, mothballing and entombment of the Unit; removing nuclear fuel and other radioactive material to temporary and/or permanent storage sites; construction, operation, maintenance and dismantling of a spent fuel storage facility; decontaminating, restoring and supervising the site; and any costs and expenses incurred in connection with proceedings before governmental authorities relating to any authorization to decommission the Unit or remove the Unit from service;

          (2) All costs of labor and services, whether directly or indirectly incurred, including without limitation, services of foremen, inspectors, supervisors, surveyors, engineers, security personnel, counsel and accountants, performed or rendered in connection with the decommissioning of the Unit and the removal of the Unit from service, and all costs of materials, supplies, machinery, construction equipment and apparatus acquired or used (including rental charges for machinery, equipment or apparatus hired) for or in connection with the decommissioning of the Unit and the removal of the Unit from service, and all administrative costs, including services of counsel and financial advisers of any applicable independent trust or other separate fund; it being understood that any amount, exclusive of proceeds of insurance, realized by Connecticut Yankee as salvage on any machinery, construction equipment and apparatus, the cost of which was charged to Decommissioning Expense, shall be treated as a reduction of the amounts otherwise chargeable on account of the costs of decommissioning of the Unit; and

          (3) All overhead costs applicable to the Unit during the Decommissioning Period, or accrued during such period, including without limiting the generality of the foregoing, taxes (other than taxes on or in respect of income), charges, license fees, excise and assessments, casualties, health care costs, pension benefits and other employee benefits, surety bond premiums and insurance premiums.

     F.   Section 7 of the Additional Power Contract and Section 3 of the 1987

Supplementary Power Contract are each hereby amended by adding the following new paragraph after the definition of "Decommissioning Tax Liability":

          "Decommissioning Period" shall mean the period commencing with the notification by Connecticut Yankee to the NRC of a decision of the board of directors of Connecticut Yankee to cease permanently the operation of the Unit for the purpose of producing electric energy and ending with the date when Connecticut Yankee has completed the decommissioning of the Unit and the restoration of the site and has been relieved of all its obligations under the last of any licenses issued to it by the NRC.

     G.   The first sentence of Section 8 of the Additional Power

Contract is hereby amended to read as follows:

          Connecticut Yankee will bill the Purchaser, no later than ten (10) days after the end of any month, for all amounts payable by the Purchaser with respect to such particular month pursuant to Section 7 hereof.

     H.   Section 8 of the Additional Power Contract and Section

4 of the 1987 Supplementary Power Contract are each amended to delete the name "The Connecticut Bank and Trust Company, National

Association" and substitute "Fleet National Bank".

     I.   Section 5 of the 1987 Supplementary Power Contract is

amended to read as follows:

          5.   Decommissioning Fund
               --------------------
                    Connecticut Yankee agrees to pay to, or cause to be paid
               to, the Connecticut Yankee Trust or any successor trust approved by the board of directors of Connecticut Yankee all funds collected pursuant to Section 3 under clause (x) of the definition of "Total Decommissioning Costs".

     J.   Section 10 of the Additional Power Contract is amended

to read as follows:

          10.  Cancellation of Contract
               ------------------------
               If either

                    (i) the Unit is damaged to the extent of being completely or substantially completely destroyed, or

                    (ii) the Unit is taken by exercise of the right of eminent domain or a similar right or power,

          then and in any such case, the Purchaser may cancel the provisions of this contract, except that in all cases other than those described in clause (ii) above, the Purchaser shall be obligated to continue to make the payments of Total Decommissioning Costs and the other payments required by Section 7 and the provisions of that Section and the related provisions of this contract shall remain in full force and effect until the End of Term Date, it being recognized that the costs which Purchaser is required to pay pursuant to Section 7 represent deferred payments in connection with power heretofore delivered by Connecticut Yankee hereunder. Such cancellation shall be effected by written notice given by the Purchaser to Connecticut Yankee. In the event of such cancellation, all continuing obligations of the parties hereunder as to subsequently incurred costs of Connecticut Yankee other than the obligations of the Purchaser to continue to make the payments required by Section 7 shall cease forthwith. Notwithstanding the foregoing, the applicable provisions of this contract shall continue in effect after the cancellation hereof to the extent necessary to permit final billings and adjustments hereunder with respect to obligations incurred through the date of cancellation and the collection thereof. Any dispute as to the Purchaser's right to cancel this contract pursuant to the foregoing provisions shall be referred to arbitration in accordance with the provisions of Section 13.

               Notwithstanding anything in this contract elsewhere contained, the Purchaser may cancel this contract or be relieved of its obligations to make payments hereunder only as provided in the next preceding paragraph of this Section 10. Further, if for reasons beyond Connecticut Yankee's reasonable control, deliveries are not made as contemplated by this contract, Connecticut Yankee shall have no liability to the Purchaser on account of such non-delivery.

     K. Section 2 of the 1987 Supplementary Power Agreement is amended to change the date in the definitions of "operating expenses" and "M" from May 26, 2004" to "June 29, 2007".

5.   Effective Date
     --------------
     This Agreement shall become effective upon receipt by the Purchaser of notice that Connecticut Yankee has entered into 1996 Amendatory Agreements,

as contemplated by Section 1 hereof, with each of the other Purchasers.

6.   Interpretation
     --------------
     The interpretation and performance of this Agreement shall be in accordance with and controlled by the laws of the State of Connecticut.

7.   Addresses
     ---------
     Except as the parties may otherwise agree, any notice, request, bill or other communication from one party to the other relating to this Agreement,

or the rights, obligations or performance of the parties hereunder, shall be in writing and shall be effective upon delivery to the other party.  Any such communication shall be considered as duly delivered when mailed to the respective post office address of the other party shown following the signatures of such other party hereto, or such other post office address as may be designated by written notice given in the manner as provided in this

Section.

8.   Corporate Obligations
     ---------------------

     This Agreement is the corporate act and obligation of the parties hereto.

9.   Counterparts
     ------------

     This Agreement may be executed in any number of counterparts and each executed counterpart shall have the same force and effect as an original instrument and as if all the parties to all of the counterparts had signed the same instrument.  Any signature page of this Agreement may be detached from any counterpart without impairing the legal effect of any signatures thereon, and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more signature pages.

     IN WITNESS WHEREOF, the parties have executed this Amendatory Agreement by their respective duly authorized officers as of the day and year first named above.

                         CONNECTICUT YANKEE ATOMIC POWER
                            COMPANY



                         By _______________________________________
                             Its

                         Address:


                         THE CONNECTICUT LIGHT AND POWER
                            COMPANY


                         By ______________________________________
                             Its

                         Address:

                                                          Appendix A to
                                                   1996 Amendatory Agreement


                         Maximum Amortization Schedule
                         -----------------------------


If the event occurs during the twelve
months ending:                              Maximum Amortization Accrual:

     December 31, 1997                              $100,000,000.00
     December 31, 1998                              $ 80,000,000.00
     December 31, 1999                              $ 40,000,000.00
     December 31, 2000                              $ 20,000,000.00